UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

MEDICAL TRANSCRIPTION BILLING, CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-192989	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873
(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 14, 2015, the Board of Directors of the Company approved a $500,000 stock repurchase program. Under the plan, the Company may repurchase up to $500,000 of its common stock. The plan runs through January 16, 2016. Repurchases will depend upon a variety of factors, such as price, market conditions, volume limitations on purchases and other regulatory requirements, and other corporate considerations, as determined by the Company. The repurchase program does not require the purchase of any minimum number of shares and may be modified, suspended or discontinued at any time. The Company will finance stock repurchases with existing cash balances. The program may be suspended or discontinued at any time without prior notice.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.       Description

99.1         Press Release issued December 15, 2015, by Medical Transcription Billing Corp.

SIGNATURE(S)

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Transcription Billing, Corp.

Date: December 15, 2015	By: /s/ Mahmud Haq
Mahmud Haq
Chairman of the Board and Chief Executive Officer